Exhibit 1
ENERGEN CORPORATION
Consolidating Statement of Income
Year Ended September 30, 1998
Unaudited
(in thousands of dollars)
[CAPTION]

               Energen                     Alabama   Energen    EGN   American
            Consolidated  Elims   Parent*   Gas**  Resources Service  Heattech
                                                        ***
Operating
  Revenues
Natural gas
distribution  $369,940        0        0  $369,940        0       0       0
Oil and gas
  production   134,099        0        0         0 $134,099       0       0
Other              661        0        0         0      661       0       0
Intercompany
 eliminations   (2,073) ($2,073)       0         0        0       0       0
-----------   --------  -------   ------  -------- --------   -----   -----
   Total operation
     reveneus   502,627  (2,073)        0   369,940  134,760       0       0
Operating
Expenses
Cost of gas     174,051  (2,073)        0   176,124        0       0       0
Operations      138,766        0   $1,157    89,377   48,219       0     $13
Maintenance       9,610        0        0     9,520       90       0       0
Depreciation,
  depletion and
  amortization   80,999        0        0    25,153   55,846       0       0
Taxes, other
than income taxes 37,716        0        0    28,103    9,613       0       0
taxes
   Total
     operating
     expenses   441,142  (2,073)    1,157   328,277  113,768       0      13
   Operating     61,485        0  (1,157)    41,663   20,992       0    (13)
    income
Other Income
  (Expense)
Interest       (30,001)      522    (134)  (10,221) (20,130)   ($38)       0
expense
Dividends on
  preferred stock
  of subsidiary      0        0        0         0        0       0       0
Allowance for
 funds
 used during
 construction       400        0        0       400        0       0       0
Other, net        2,144    (522)      690       145      537     735     559
   Total
other income    (27,457)        0      556   (9,676) (19,593)     697     559
(expense)
Income Before
  Income         34,028        0    (601)    31,987    1,399     697     546
Taxes
Income taxes    (2,221)        0    (216)    11,400 (13,896)     258     233
Net Income       36,249        0    (385)    20,587   15,295     439     313
Retained
Earnings @ Beginning of
  Period        112,356 (150,088) 112,356   106,894   43,319   1,478  (1,603)
Less Common
  Stock
  Dividends    (18,181)    7,276 (18,181)   (7,276)        0       0       0
Net Income
 From
 Subsidiaries        0  (36,634)   36,634         0        0       0       0
Other             (144)        0    (144)         0        0       0       0
Decreases
Retained      $130,280 ($179,446) $130,280  $120,205  $58,614  $1,917  ($1,290)
Earnings @
  End of Period

*  Includes
$143,000
pre-tax gain
on
dissolution
of
Graves Well
Drilling Co.,
Inc.
** Includes transactions
and balances of
its subsidiary
Midtown NGV
*** Includes transactions
and balances of
its affiliate
Energen TEAM Inc. and
of its subsidiary
Basin Pipeline Corp.

ENERGEN
CORPORATION
Consolidating Balance Sheet
September 30, 1998
Unaudited
(in thousands of dollars)
[CAPTION]

            Energen                     Alabama   Energen      EGN     American
         Consolidated   Elims  Parent    Gas **  Resources   Services Heattech
                                                    ***
Property
Plant and
  Equipment
Utility Plant  $632,165       $0       $0  $632,165       $0      $0      $0
Less: A/D       307,488        0        0   307,488        0       0       0
Utility         324,677        0        0   324,677        0       0       0
plant, net
Oil & gas       516,040        0        0         0  516,040       0       0
properties
Less: A/D        88,306        0        0         0   88,306       0       0
Oil and gas     427,734        0        0         0  427,734       0       0
properties,
net
Other             3,933        0        0       318    3,541      74       0
property, net

Property,plant &
 equipment, net 756,344        0        0   324,995  431,275      74       0

Current Assets
Cash              2,660        0    1,506     1,222    (188)      32      88
Temporary
cash investments   100,571     0   99,822         0        0     200   549
Accounts          67,720 (48,944)   48,289    36,174   30,962   1,239       0
receivable
Allowance for
  doubtful      (3,547)        0        0   (3,482)        0    (65)       0
  accounts
Inventories      33,288        0        0    30,151    1,616   1,521       0
Deferred gas cost  1,774        0        0     1,774        0       0       0
Prepayments &
  other            3,418        0       45     2,112    1,289    (28)       0
Deferred taxes    12,569      778        0    10,470    1,321       0       0
   Total
 current assets   218,453 (48,166)  149,662    78,421   35,000   2,899     637
Other assets
Notes               281        0        0         0      281       0       0
receivable
Deferred charges
  and other      18,377 (345,197)  328,520     4,733   30,708       0   (387)
     Total other
      assets     18,658 (345,197)  328,520     4,733   30,989       0   (387)
Total Assets   $993,455 ($393,363) $478,182  $408,149 $497,264  $2,973  $250

**  Includes
transactions and
balances of
its subsidiary
Midtown NGV
*** Includes
transactions
and balances of
its affiliate
Energen TEAM Inc. and
of its
subsidiary
Basin
Pipeline Corp.

ENERGEN
CORPORATION
Consolidating
  Balance SHEET
September 30, 1998
Unaudited
(in thousands
of dollars)
 [CAPTION]

                Energen                   Alabama   Energen     EGN   American
           Consolidated  Elims   Parent   Gas **  Resources Services Heattech
                                                     ***
Capitalization
Common
shareholders'equity
  Common stock    $293    ($24)    $293      $20          $2        $1      $1
  Treasury
   stock          (873)      0     (873)       0           0        0       0
  Premium on capital
   stock       195,874 (154,870)  229,752   6,682    112,405        0   1,905

  Capital
   surplus       2,802 (25,000)        0    27,802        0       0       0
  Deferred
   compensation
   obligation       873        0      873         0        0       0       0
  Retained
   earnings     130,280 (148,370)   99,204   120,205   58,614   1,917  (1,290)
    Total common
     shareholders'
     equity     329,249 (328,264)  329,249   154,709  171,021   1,918     616

Minority
  preferred
  stock               0        0        0         0        0       0       0
Long-term
 debt           372,782        0        0   119,650  253,132       0       0
    Total capitalization
                702,031 (328,264)  329,249   274,359  424,153   1,918     616
Current Liabilities
LTD due in
 one year         7,209        0        0     5,350    1,859       0       0
Notes payable
to banks        153,000        0  138,000    15,000        0       0       0
Accounts
 payable         33,533 (48,944)        0    25,955   55,792   1,018   (288)
Accrued taxes    21,255        0      165    19,428    1,542       2     118
Customers'
  deposits       16,344        0        0    16,344        0       0       0
Amounts due
  customers      12,070        0        0    12,070        0       0       0
Accrued wages
&  benefits       15,299        0   10,554     4,217      443      85       0
Other             25,531      778     (14)    11,915   12,923    (54)    (17)
    Total current
     liabilities 284,241 (48,166)  148,705   110,279   72,559   1,051   (187)
Deferred Credits
  and Other
  Liabilities
Deferred income
  taxes               0 (16,933)     (28)    17,136        0       4   (179)
Deferred investment
  tax credits     2,661        0        0     2,661        0       0       0
Other
 liabilities      4,522        0      256     3,714      552       0       0
     Total deferred
      credits and other
     liabilities  7,183 (16,933)      228    23,511      552       4   (179)

Total Capital
 & Liabilities $993,455 ($393,363) $478,182  $408,149 $497,264  $2,973  $250


** Includes transactions and
balances of its
subsidiary Midtown NGV
***Includes transactions
and balances of its
affiliate Energen TEAM Inc.
and its subsidiary
Basin Pipeline Corp.